Exhibit 99.4
PRO FORMA FINANCIAL INFORMATION (Unaudited)
On September 6, 2005, Crowley Marine Services, Inc. (“CMS”), a subsidiary of Crowley Maritime Corporation (the “Company”), completed the acquisition from: (i) Northland Fuel LLC (“Northland”) and Yukon Fuel Company (“Yukon”) of a refined petroleum products distribution business in Alaska (the “Business”) pursuant to that Purchase Agreement, as amended, (the “Purchase Agreement”) by and between CMS, Northland, Yukon and Northland Vessel Leasing Company, LLC (“NVLC”) entered into as of July 9, 2004; (ii) NVLC of certain barges and other vessels used in the Business pursuant to the Purchase Agreement; and (iii) ) Yutana Barge Lines, LLC (“Yutana”) of certain assets used in the Business pursuant to that Asset Purchase Agreement between CMS and Yutana entered into as of July 9, 2004 (as amended, the “Asset Purchase Agreement”), collectively referred to as “Northland Fuel” herein.
The purchase price for Northland Fuel is summarized as follows:

Stock and assets purchased	$52,200
Estimated working capital purchased	41,479
Costs of acquisition	2,423
Less cash acquired	(1,585)

Total purchase price	$94,517

The working capital component of the purchase price is subject to adjustment for a period of 90 days as defined by the Purchase Agreement.
The assets and liabilities have been recorded at estimated fair value as determined by the Company’s management based on information currently available. The Company has received preliminary independent appraisals of the fair values of the acquired property and equipment. The Company has not yet received an appraisal of identified intangibles assets. The Company expects that the final appraisals for the property and equipment and identified intangibles assets will be finalized during the fourth quarter of 2005. The Company is also in the process of determining if any contingencies exist as of the purchase date. It is expected that the identification of contingencies, such as environmental contingencies, will not be completed until the second or third quarter of 2006 due to weather conditions in Alaska. Accordingly, the allocation of the purchase price is subject to revision based on the final determination of fair values of appraised assets or contingencies identified.
The unaudited pro forma condensed combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not necessarily indicative of actual results that would have been achieved had the purchase of Northland Fuel been consummated on the dates or for the periods indicated and do not purport to indicate results of operations as of any future period. The pro forma adjustments are based on preliminary information available at the time of the preparation of this document.
The unaudited pro forma condensed combined financial statements and the accompanying notes are based upon the respective historical consolidated and combined financial statements of the Company and Northland Fuel. They should be read in conjunction with the historical financial statements and related notes of the Company, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on March 31, 2005, as well as the historical consolidated financial statements and related notes of Northland Fuel, which are attached as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K/A (Amendment No. 1) dated September 6, 2005 and filed with the Securities and Exchange Commission on November 22, 2005.
The following Unaudited Pro Forma Condensed Combined Balance Sheet has been prepared based on historical condensed consolidated balance sheet of Crowley Maritime Corporation as of June 30, 2005 and the historical consolidated balance sheet of Northland Fuel as of July 31, 2005 and gives effect to the purchase of Northland Fuel as if the purchase had occurred on June 30, 2005.
The following Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2004 and the six months ended June 30, 2005 have been prepared based on: (1) the condensed consolidated statements of operations of Crowley Maritime Corporation for the year ended December 31, 2004 and the six months ended June 30, 2005; and (2) the consolidated statements of operations of Northland Fuel for the year ended October 31, 2004 and the six months ended July 30, 2005. These Unaudited Pro Forma Condensed Combined Statements of Operations are presented as if the purchase of Northland Fuel occurred on January 1, 2004.

CROWLEY MARITIME CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 30, 2005
(In thousands)

		Northland	Pro Forma
	Company	Fuel	Adjustments			As Adjusted
ASSETS
Cash and cash equivalents	$109,627	$1,750	$(93,486)	(1	) (2) (3)	$17,891
Receivables, net	170,839	19,433	(54)	(1)		190,218
Inventory	26,590	25,689	—			52,279
Prepaid expenses and other assets	44,174	5,811	(4,172)	(1)		45,813
Current assets of discontinued operations	439	—	—			439

TOTAL CURRENT ASSETS	351,669	52,683	(97,712)			306,640
Receivable from related party	11,068	—	—			11,068
Goodwill	44,786	—	13,553	(2)		58,339
Intangibles, net	12,560	541	(541)	(1)		12,560
Other assets	47,332	3,062	(5,246)	(1	) (2)	45,148
Property and equipment, net	511,959	36,283	10,502	(2	) (3)	558,744

TOTAL ASSETS	$979,374	$92,569	$(79,444)			$992,499

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$106,372	$19,602	$(10,905)	(1)		115,069
Accrued payroll and related expenses	41,216	1,637	(70)	(1)		42,783
Insurance claims payable	16,341	59	(59)	(1)		16,341
Unearned revenue	9,502	—	—			9,502
Current liabilities of discontinued operations	1,002	—	—			1,002
Current portion of long-term debt	32,248	21,701	(21,701)	(1)		32,248

TOTAL CURRENT LIABILITIES	206,681	42,999	(32,735)			216,945
Deferred income taxes	94,258	3,352	(922)	(1)		96,688
Other liabilities	19,768	431	—			20,199
Minority interests in consolidated subsidiaries	49	—	—			49
Long-term debt, net of current portion	323,806	21,875	(21,875)	(1)		323,806

TOTAL LIABILITIES	644,562	68,657	(55,532)			657,687

REDEEMABLE COMMON STOCK	8,407	—	—			8,407
STOCKHOLDERS’ EQUITY	326,405	23,912	(23,912)	(1	) (2)	326,405

TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY	$979,374	$92,569	$(79,444)			$992,499

Notes
1	Adjustment for assets not acquired. The Company did not purchase the assets of Northland Fuel LLC, Fox Avenue LLC or certain assets of Yukon Fuel Company. The assets not purchased were valued at $8,192.

2	Preliminary allocation of purchase price. The Company has paid cash of $93,679 for the stock, assets and working capital of Northland Fuel. The Company also incurred due diligence costs of $2,423 for the acquisition.

3	Divestiture of two sets of tugs and barges pursuant to a Consent Decree with the State of Alaska. The proceeds and net book value of the assets divested was $795.

CROWLEY MARITIME CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2005
(In thousands, except per share data)

		Northland	Pro Forma
	Company	Fuel	Adjustments			As Adjusted
Revenues:
Operating revenues	$470,316	$8,185	$(4)	(1)		$478,497
Fuel sales	40,538	91,046	(1,100)	(2)		130,484

	510,854	99,231	(1,104)			608,981

Expenses:
Operating	412,076	12,472	(83)	(1)		424,465
Cost of fuel sold	33,150	78,325	—			111,475
General and administrative	19,623	3,423	(864)	(1)		22,182
Depreciation and amortization	32,647	2,466	(198)	(3)		34,915
Asset recoveries, net	(8,294)	(18)	—			(8,312)

	489,202	96,668	(1,145)			584,725

Operating income	21,652	2,563	41			24,256
Other income (expense):
Interest income	1,891	(13)	(1,228)	(1	) (4)	650
Interest expense	(10,007)	(809)	784	(1)		(10,032)
Minority interest in consolidated subsidiaries	(35)	—	—			(35)
Other income	353	46	—			399

	(7,798)	(776)	(444)			(9,018)

Income from continuing operations before income taxes	13,854	1,787	(403)			15,238
Income tax expense	(1,900)	(1,097)	200	(5)		(2,797)

Income from continuing operations	11,954	690	(203)			12,441
Discontinued operations:
Income from operations, including gain/loss on disposal, net of tax expense	292	—	—			292

Net income	12,246	690	(203)			12,733
Preferred stock dividends	(788)	—	—			(788)
Change in fair value of redeemable common stock	(330)	—	—			(330)

Net income attributable to common shareholders	$11,128	$690	$(203)			$11,615

Basic income per common share:
Income from continuing operations	$80.37					$83.98
Income from discontinued operations	2.17					2.17

Net income	$82.54					$86.15

Diluted income per common share:
Income from continuing operations	$72,16					$75.19
Income from discontinued operations	1.81					1.81

Net income	$73.97					$77.00

Notes
1	To remove operations of Northland Fuel not acquired. The Company did not purchase the operations of Northland Fuel LLC and Fox Avenue LLC.

2	Divestiture of fuel storage capacity in Bethel, Alaska pursuant to a Consent Decree with the State of Alaska.

3	Adjustment to record incremental depreciation expense based on the estimated fair values of the identifiable assets acquired.

4	Reduce interest income for cash used to purchase Northland Fuel at an average interest rate of 2.8%.

5	Tax effect of the pro forma adjustments using an effective tax rate of 37.6%.

CROWLEY MARITIME CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the Twelve Months Ended December 31, 2004
(In thousands, except per share data)

		Northland	Pro Forma
	Company	Fuel	Adjustments			As Adjusted
Revenues:
Operating revenues	$912,826	$5,033	$(57)	(1)		$917,802
Fuel sales	86,884	174,778	(2,200)	(2)		259,462

	999,710	179,811	(2,257)			1,177,264

Expenses:
Operating	810,086	11,317	—			821,403
Cost of fuel sold	71,932	144,158	—			216,090
General and administrative	32,466	11,616	(146)	(1)		43,936
Depreciation and amortization	62,618	3,376	1,160	(1	) (3)	67,154
Asset charges (recoveries), net	(4,846)	—	—			(4,846)

	972,256	170,467	1,014			1,143,737

Operating income	27,454	9,344	(3,271)			33,527
Other income (expense):
Interest income	1,987	171	(1,330)	(4)		828
Interest expense	(20,165)	(323)	2	(1)		(20,486)
Minority interest in consolidated subsidiaries	127	—	—			127
Other income	1,024	(241)	—			783

	(17,027)	(393)	(1,328)			(18,748)

Income from continuing operations before income taxes	10,427	8,951	(4,599)			14,779
Income tax expense	(2,100)	(3,850)	900	(5)		(5,050)

Income from continuing operations	8,327	5,101	(3,699)			9,729
Discontinued operations:
Income from operations, including loss on disposal, net of tax expense	16,588	—	—			16,588

Net income	24,915	5,101	(3,699)			26,317
Preferred stock dividends	(1,575)	—	—			(1,575)

Net income attributable to common shareholders	$23,340	$5,101	$(3,699)			$24,742

Basic income per common share:
Income from continuing operations	$49.90					$60.27
Income from discontinued operations	122.60					122.60

Net income	$172.50					$182.87

Diluted income per common share:
Income from continuing operations	$49.90					$60.22
Income from discontinued operations	122.60					102.68

Net income	$172.50					$162.90

Notes
1	To remove operations of Northland Fuel not acquired. The Company did not purchase the operations of Northland Fuel LLC and Fox Avenue LLC.

2	Divestiture of fuel storage capacity in Bethel, Alaska pursuant to a Consent Decree with the State of Alaska.

3	Adjustment to record incremental depreciation expense based on the estimated fair values of the identifiable assets acquired.

4	Reduce interest income for cash used to purchase Northland Fuel at an average interest rate of 1.4%.

5	Tax effect of the pro forma adjustments using an effective tax rate of 20.1%.